                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-36802, Registration Statement No. 33-41875, and Registration Statement No. 33-42021 of Big O Tires, Inc. on Forms S-8 of our report dated March 14, 1996, appearing in this Annual Report on Form 10-K of Big O Tires, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche, LLP
DELOITTE & TOUCHE, LLP

Denver, Colorado
March 26, 1996